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                                                                Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 for the 1997 Stock Option Plan of Ampco-Pittsburgh Corporation (Ampco) of our report dated January 27, 1999, which appears on page 24 of the 1999 Annual Report to the Shareholders of Ampco, which is incorporated by reference in the Ampco Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
Pittsburgh, PA
March 14, 2000